LICENSE REFERENCE NUMBER________________

013003                   PATENT CROSS LICENSE


     LICENSE AGREEMENT ("Agreement") dated January 30, 2003
("Agreement Date") between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM"), and INTERGRAPH CORPORATION, a Delaware Corporation ("INTERGRAPH").

     Each of the parties (as "Grantee") desires to acquire a nonexclusive license under patents of the other party (as "Grantor"). In consideration of the premises and mutual covenants herein contained, IBM and INTERGRAPH agree as follows:

Section 1.     Definitions
               -----------

     1.1 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

     1.2 "IHS Product" shall mean an Information Handling System or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of an IHS Product shall not be considered to be an IHS Product.

     1.3 "Licensed Patents" shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations):

          (a) issued or issuing on patent applications entitled to an effective filing date prior to January 1, 2013; and

          (b) under which patents or the applications therefor a party hereto or any of its Subsidiaries has as of the Agreement Date, or thereafter obtains, the right to grant licenses to Grantee of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by Grantor or its Subsidiaries to third parties (except for payments among Grantor and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by Grantor or any of its Subsidiaries).

Licensed Patents shall include said patent applications, continuations-in-part of said patent applications, and any patents reissuing on any of the aforesaid patents.

     1.4 "Licensed Products" shall mean either IBM Licensed Products or INTERGRAPH Licensed Products as the context indicates.

     1.5 "IBM Licensed Products" shall mean IHS Products and any combination thereof. Any such combination shall be considered an IBM Licensed Product even though its elements are leased, sold or otherwise transferred at different times.

     1.6 "INTERGRAPH Licensed Products" shall mean IHS Products and any combination thereof. Any such combination shall be considered an INTERGRAPH Licensed Product even though its elements are leased, sold or otherwise transferred at different times.

     1.7 "Subsidiary" of a party hereto or of a third party shall mean a corporation, company or other entity:

          (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

          (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.8 "Authorized Assembler" shall mean a third party that, pursuant to a written contract with a Grantee, assembles Grantee's Licensed Products, in accordance with written specifications provided by said Grantee, for sale under Grantee's brand name.

     1.9  "Effective Date" shall mean January 1, 2003.

Section 2.     Grant of Rights
               ---------------

     2.1 IBM, on behalf of itself and its Subsidiaries, grants to INTERGRAPH, a nonexclusive and worldwide license under IBM's Licensed Patents:

          (a) to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer INTERGRAPH Licensed Products; and

          (b) to have INTERGRAPH Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/ or other transfer by INTERGRAPH only when the conditions set forth in
     Section 2.2 are met.

A particular Licensed Product shall be licensed under only those of IBM's Licensed Patents which, but for the license granted herein, would have been infringed (including contributory infringement) if INTERGRAPH had made, used, imported, offered for sale, leased, sold and/or otherwise transferred such product in the country where such Licensed Patents exist.

The license granted by IBM to INTERGRAPH is fully paid up.

     2.2 The license granted in Section 2.1(b) to INTERGRAPH to have products made by another manufacturer:

          (a) shall only apply to products sold to INTERGRAPH after the Agreement Date;

          (b) shall only apply when the designs, working drawings, and/or detailed specifications for such INTERGRAPH Licensed Products originated with and were designed by INTERGRAPH (either solely or jointly with one or more third parties) and that such designs are in sufficient detail that no substantial additional design is required by the manufacturer;

          (c) shall only be under claims of IBM's Licensed Patents, the infringement of which would be necessitated by compliance with such specifications; and

          (d) shall not apply to (i) any methods used, or (ii) any products in the form manufactured or marketed, by said other manufacturer prior to INTERGRAPH's furnishing of said specifications.

Unless INTERGRAPH informs IBM to the contrary, INTERGRAPH shall be deemed to have authorized said other manufacturer to make INTERGRAPH's Licensed Products under the license granted to INTERGRAPH in this section when the conditions specified in this Section 2.2 are fulfilled. In response to a written request identifying a product and a manufacturer, INTERGRAPH shall in a timely manner inform IBM of the quantity of such product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.1(b).

     2.3 Intergraph Properties Company, Inc.,Intergraph Hardware Technologies, Inc., and Intergraph Software Technology Company Inc. (hereinafter collectively referred to as "COMPANIES") and INTERGRAPH, each on behalf of itself and its Subsidiaries grants IBM a nonexclusive and worldwide license under INTERGRAPH and COMPANIES Licensed Patents:

          (a) to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer IBM Licensed Products; and

          (b) to have IBM Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by IBM only when the conditions set forth in Section 2.4 are met.

A particular Licensed Product shall be licensed under only those of INTERGRAPH and COMPANIES Licensed Patents which, but for the license granted herein, would have been infringed (including contributory infringement) if IBM had made, used, imported, offered for sale, leased, sold and/or otherwise transferred such product in the country where such Licensed Patents exist.

     2.4 The license granted in Section 2.3(b) to IBM to have products made by another manufacturer:

          (a)   shall only apply to products sold to IBM after the Agreement
     Date;

          (b) shall only apply when the designs, working drawings, and/or detailed specifications for such IBM Licensed Products originated with and were designed by IBM (either solely or jointly with one or more third parties) and that such designs are in sufficient detail that no substantial additional design is required by the manufacturer;

          (c) shall only be under claims of INTERGRAPH and COMPANIES Licensed Patents, the infringement of which would be necessitated by compliance with such specifications; and

          (d) shall not apply to (i) any methods used, or (ii) any products in the form manufactured or marketed, by said other manufacturer prior to IBM's furnishing of said specifications.

Unless IBM informs INTERGRAPH to the contrary, IBM shall be deemed to have authorized said other manufacturer to make IBM's Licensed Products under the license granted to IBM in this section when the conditions specified in this
Section 2.4 are fulfilled. In response to a written request identifying a product and a manufacturer, IBM shall in a timely manner inform INTERGRAPH of the quantity of such product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.3(b).

     2.5 Under this Agreement, COMPANIES shall be considered as Subsidiaries of INTERGRAPH, notwithstanding that they are Grantors under Section 2.3. COMPANIES shall not be considered to satisfy the term party or parties for any other section of this Agreement. For the avoidance of doubt INTERGRAPH Licensed Patents shall include all patents of COMPANIES as defined by Section 1.3.

     2.6 Except as expressly provided herein, no license or immunity is granted under this Agreement by either party, either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of such acquired items with other items (unless such other items are acquired from either party hereto).

     2.7  Subject to Section 2.8, the licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries existing on or after the Agreement Date, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. Each sublicensed Subsidiary shall be bound by the terms and conditions of this Agreement, other than Section 4 and 5, as if it where named herein in the place
of the party with whom the sublicense originated.   No sublicense shall be
broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.

     2.8 A sublicense granted to a Subsidiary shall terminate on the earlier of:

          (a)   the date such Subsidiary ceases to be a Subsidiary; and

          (b) the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense.

If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

     2.9 In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Licensed Patent of the scope set forth in Section 2, then the license granted herein under said Licensed Patent shall be of the broadest scope which said party or any of its Subsidiaries has the right to grant within the scope set forth above.

     2.10 If, after the Agreement Date, a party or any of its Subsidiaries ("Acquiring Party") either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, licensed by the other party ("Licensor") under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to Licensor, then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall apply to products manufactured by said entity or through the use of said assets, provided that such royalties or other payments shall continue to be made by the Acquiring Party or said entity to the Licensor with respect to such products notwithstanding that the Acquiring Party may have been licensed for the same Licensed Products before the acquisition.

     2.11 If, subsequent to the Agreement date, a party (the "Transferring Party") either: (i) transfers a product line to a third party without transferring a Subsidiary to said third party; or (ii) spins off a Subsidiary (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun-off entity is no longer a Subsidiary);
and if such transfer or spin off includes at least one marketable product in a product line and tangible assets having a net value of at least twenty five million US dollars ($25,000,000.00), then after written request to the other party hereto jointly by the Transferring Party and either: (i) such third party in the case of a transfer; or (ii) such ex-Subsidiary in the case of a spin off; and where, in either case, such request is within sixty (60) days following the transfer or spin off, the other party hereto shall grant a royalty-free license (under the same terms as the license granted to the Transferring Party herein) under its Licensed Patents for the field (as such field is defined between the Transferring Party and the other party or ex-Subsidiary) of such product line to such third party or such ex-Subsidiary, (the "Recipient") provided that:

          (a) such field shall not be defined more broadly than appropriate to cover the particular product line being transferred or spun off, including extensions thereto based on the same technology;

          (b) the license granted shall be limited in the twelve (12) months immediately following such transfer or spin off to a volume of licensed products having an aggregate selling price equal to no more than the aggregate selling prices of such products by said one party in the twelve
     (12) months preceding such transfer or spin off plus ten percent (10%); and shall be limited, in each of the successive twelve-month periods following such transfer or spin off, to a volume of licensed products having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus ten percent (10%);

          (c) the Recipient shall grant to such other party a royalty-free license (under the same terms as the license granted to such other party herein) under all Recipient Patents for all products licensed herein to such other party on the date of the product line transfer or spin off. "Recipient Patents" shall mean all patents throughout the world under which, at any time commencing with the date of the product line transfer or spin off, the Recipient or any of its Subsidiaries has the right to grant such licenses;

          (d) this Section 2.11, Section 3, and Section 4 shall be omitted from the license granted to the Recipient; and

          (e) the license granted to the Recipient shall terminate if the license granted to the Transferring Party terminates or is terminated for any reason.

Notwithstanding the foregoing provisions of this Section 2.11, the transfer by one party of substantially all of its assets to any third party shall not be considered to be a transfer of a product line or a spin off of a Subsidiary under this Section 2.11, and the other party shall have no obligation to grant a license under its Licensed Patents to such third party as a result of such transfer.

     2.12 A product which, if assembled by Grantee, would be licensed to Grantee hereunder shall also be licensed hereunder if assembled by an Authorized Assembler, provided the product is sold under Grantee's brand name.

     2.13 If, pursuant to a license granted by Grantee to a third party, copies are made of all or part of a computer program provided by Grantee, such copies will be treated for purposes of this Agreement as if they had been transferred directly by Grantee, provided:

               (a) such copies are transferred or used by such third party as products of Grantee; and

               (b) there is an accounting back to Grantee for all copies so made.


       2.14 [_____________________________________________________________]*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Section 3.     Releases
               --------

       3.1 Each party (as "Releasor") on behalf of itself and its Subsidiaries which are Subsidiaries on the Agreement Date, irrevocably releases the other party, its Subsidiaries which are Subsidiaries on the Agreement Date and its and their respective customers from any and all claims of infringement of Releasor's Licensed Patents which claims are based on acts prior to the Effective Date, which, had they been performed after the Effective Date would have been licensed under this Agreement.

The release contained herein shall not apply to any person other than the persons named in this Section 3 and shall not apply to the manufacture of any items by any person other than the parties and their Subsidiaries. The releases granted shall be effective immediately.

Section 4.     Payment
               -------

       4.1 IBM shall pay to INTERGRAPH the total sum of ten million US Dollars ($10,000,000) in the following installments:

               (a) five million US dollars ($5,000,000) within 30 days after signing of this Agreement; and

               (b) five million US dollars ($5,000,000) on or before April 10, 2003.

[_______________________________________________________________________] *

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION


Section 5.     Term of Agreement; Acquisition of a Party
               -----------------------------------------

       5.1 The term of the licenses granted under this Agreement shall be from the Effective Date until the expiration of the last to expire of the Licensed Patents, unless earlier terminated under the provisions of this Agreement.

       5.2 If one party (the "Acquired Party") is acquired by a third party:

               (a) the Acquired Party shall promptly give notice of such acquisition to the other party; and

               (b) the license granted to the Acquired Party and all sublicenses (if any) granted to the Acquired Party's remaining Subsidiaries shall automatically become limited to only those products manufactured and marketed by said Acquired Party prior to said acquisition [____________________________________________________]. *

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Section 6.     Means of Payment and Communication
               ----------------------------------

      6.1 Payment shall be made by electronic funds transfer. Payments shall be deemed to be made on the date credited to the following account:

         [__________________________] *

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

       6.2 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:

         For IBM:
         Director of Licensing
         IBM Corporation
         North Castle Drive, MD-NC119
         Armonk, NY  10504-1785
         United States of America
         Facsimile: (914) 765-4380

         For INTERGRAPH:
         Intergraph Hardware Technologies Company Inc.
         2325B Renaissance Drive
         Suite 16
         Las Vegas, NV  89119; and

         David Vance Lucas
         Office of General Counsel
         Mailstop IW2008
         Huntsville, AL  35894-0001

       6.3 A License Reference Number will be assigned to our agreement upon execution. This number should be included in all communications, including wire transfer payments, royalty reports, tax credit certificates, letters, faxes and E-Mail messages.

Section 7.     Miscellaneous
               -------------

       7.1 Neither party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.

       7.2 Neither party shall assign any of its rights (other than the right to receive payments) or delegate any of its obligations under this Agreement. Any attempt to do so shall be void. However, a party which undergoes reorganization may assign such rights and delegate such obligations to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.

       7.3 Except as otherwise agreed in writing, neither party shall use or refer to this Agreement or any of its provisions in any promotional activity.

       7.4 Each party represents and warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3. Each party (as a Grantor) further represents and warrants that prior to the Agreement Date, it has informed the other party of any patent originating from inventions made by employees of Grantor or its Subsidiaries, which patent is or was owned by Grantor or its Subsidiaries as of the Effective Date, and which patent, owing to prior arrangements with third parties, does not qualify as a Licensed Patent of Grantor under which licenses are granted in Section 2. A listing of such . patents owned by IBM is attached as Attachment A. Neither party makes any other representation or warranty, express or implied, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party's operation under the license herein granted.

       7.5 Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any non-patent intellectual property right, or any patents or patent applications, other than the Licensed Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of Licensed Patents) except as specifically provided herein.

       7.6 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party's Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

       7.7 Each party shall, upon a request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.

       7.8 If a third party has the right to grant licenses under a patent to a party hereto (as a "Licensee") with the consent of the other party hereto, said other party shall provide said third party with any consent required to enable said third party to license said Licensee on whatever terms such third party may deem appropriate. Each party hereby waives any right it may have to receive royalties or other consideration from said third party as a result of said third party's so licensing said Licensee within the scope of the licenses granted under Section 2 of this Agreement.

       7.9 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid, except that INTERGRAPH may amend Section 6.1 and either party may amend its address in Section 6.2 by written notice to the other party.

       7.10 The Licensed Products of a party to this Agreement, which are leased, sold or otherwise transferred by such party or its sublicensed Subsidiary during the term of this Agreement, shall be considered to be licensed under any of the others party's Licensed Patents which at any time covers such Licensed Products, notwithstanding that the Licensed Product has been re-leased, re-sold or re-transferred by any entity in the same or another country.

       7.11 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

       7.12 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York.

       7.13 The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       7.14 Each party agrees not to disclose this Agreement to any third party (other than its Subsidiaries) without the prior written consent of the other party. This obligation is subject to the following exceptions:

               (a) disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

               (b)  disclosure is permissible if otherwise required by law;

               (c) disclosure is permissible if required to enforce rights under this Agreement;

               (d) each party may use similar terms and conditions in other agreements; and

               (e) each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or product lines which qualify under Section 2.8.



     This Agreement and its attachments embody the entire understanding of the parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.

Agreed to:                              Agreed to:
INTERGRAPH CORPORATION                  INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION


By:/s/ David Vance Lucas             By:  /s/ Gerald Rosenthal
Name:  David Vance Lucas                  Gerald Rosenthal
Title: Vice President and General         Vice President
       Counsel
Date:  January 30, 2003              Date:   January 30, 2003


                             As Grantors:

Agreed to:                             Agreed to:
Intergraph Properties                  Intergraph Software
Company, Inc.                          Technology Company Inc.


By:  /s/ David R. Hancock              By:  /s/ David R. Hancock
Name:    David R. Hancock              Name:    David R. Hancock
Title:   President                     Title:   President
Date:    January 30, 2003              Date:    January 30, 2003


Agreed to:
Intergraph Hardware
Technologies, Inc.


By:  /s/ David R. Hancock
Name:    David R. Hancock
Title:   President
Date:    January 30, 2003

                             ATTACHMENT A
                             ------------

                         Non-Licensed Patents

          PATENTS OWNED BY IBM WHICH ARE NOT LICENSED PATENTS

PATENT NUMBER      TITLE
-------------      -----

U.S. 5,086,401     Image-Directed Robotic System for Precise Robotic Surgery
                   Including Redundant Consistency Checking
     5,279,309     Signalling Device and Method for Monitoring Positions in a
                   Surgical Operation
     5,299,288     Image-Directed Robotic System for Precise Robotic Surgery
                   Including Redundant Consistency Checking
     5,343,385     Interference-Free Insertion of a Solid Body Into a
                   Cavity
     5,397,323     Remote Center-of-Motion Robot for Surgery
     5,402,801     System and Method for Augmentation of Surgery
     5,408,409     Image-Directed Robotic System for Precise Robotic Surgery
                   Including Redundant Consistency Checking
     5,417,210     System and Method for Augmentation of Endoscopic Surgery
     5,445,166     System for Advising a Surgeon
     5,487,120     Optical wavelength division multiplexer for high speed,
                   protocol-independent serial data sources
     5,572,999     Robotic System for Positioning a Surgical Instrument
                   Relative to a Patient's Body
     5,630,431     System and Method for Augmentation of Surgery
     5,695,500     System for Manipulating Movement of a Surgical Instrument
                   with Computer Controlled Brake
     4,912,521     Electro-optical transducer assembly
     5,005,939     Optoelectronic assembly
     5,202,943     Optoelectronic assembly with alignment member
     5,295,214     Optical module with tolerant wave soldered joints
     5,329,428     High-density packaging for multiple
                   removable electronics subassemblies
     5,329,604     Optical fiber coupling device and
                   optoelectronic system utilizing same
     5,511,140     Molded plastic optical fiber-optoelectronic converter
                   subassembly
     5,513,073     Optical device heat spreader and thermal isolation apparatus
     5,537,504     Molded plastic optical fiber-optoelectronic converter
                   subassembly
     5,604,831     Optical module with fluxless laser reflow solder joints
     5,631,991     Plastic optical subassemblies for light transfer between an optical fiber and an optoelectronic converter and the
                   fabrication of such plastic optical subassemblies
     5,632,630     Optical module with tolerant wave soldered joints
     5,663,526     Optical module with tolerant wave soldered joints
     5,742,025     Laser reflow soldering process with lead-tin solder pads
     5,763,854     Machine for laser reflow soldering
     5,802,711     Process for making an electrical interconnect structure
     5,852,257     Optical module with fluxless laser reflow solder joints
     5,901,263     Hot pluggable module integrated lock/extraction tool
     5,980,324     Guide rail and CAM system with integrated connector for
                   removable transceiver
     6,074,228     Guide rail and CAM system with integrated connector for
                   removable transceiver
     6,085,006     Optical fiber link module with internal electromagnetic
                   shield
     6,091,750     Method and apparatus for providing hot plugging protection for laser optoelectronic devices
     6,142,802     Guide rail and CAM system with integrated connector for
                   removable transceiver
     6,149,465     Guide rail and CAM system with integrated connector for
                   removable transceiver
     6,200,041     Data transfer system incorporating optical fiber link module with internal electromagnetic shield
     6,302,596     Small form factor optoelectric transceivers
     6,304,436     Connector system with outwardly opening door for a removable transceiver module
     09/410016     Electronic interference shield and ground cage
     09/410786     Removable latch with bezel EMI grounding feature for fiber-
                   optic transceivers
     09/489184     Removable small form factor fiber optic transceiver module and electromagnetic radiation shield
     09/489870     Removable small form factor fiber optic transceiver module chassis
     09/566012     Internal electromagnetic radiation shield with ground cage connection for removable small form factor
     09/591640     Pivoting type latch for removable electronic devices
     09/616576     Optoelectronic transceiver employing test band signaling
     09/656086     Electromagnetic radiation grounding shield for optoelectronic components
     09/657214     Pull type latch mechanism for removable small form factor
                   electronic modules
     09/669624     Pull type latch mechanism for removable small form factor
                   electronic modules
     09/703644     Enhanced module kick-out spring mechanism for removable
                   small form factor optical transceiver
     09/801320     Pull-to-release latch for removable small form factor
                   electronic modules
     09/809127     High frequency matching method and silicon optical bench
                   employing high frequency matching networks
     09/809531     Technique and apparatus for compensating for variable
                   lengths of terminated optical fibers in confined spaces
     09/809650     Optical fiber coupler and an optical fiber coupler
                   incorporated within a transceiver module
     09/852003     Module having a latch
     09/885683     Optical subassembly for optical communications
     09/893812     A processing protective plug insert for optical modules
     09/946053     Opto-electronic transceiver module and hermetically sealed housing therefore
     09/985345     Enhanced flex cable
     09/994229     Detector for short wave fiber optic communications with
                   compensation to reduce detector jitter
     09/995107     Fiber optic transceiver array for implementing testing
     10/015024     Compact optical transceiver module having housing with
                   improved coupling mechanism and assembly method thereof

and all continuations (including continuations in part), divisions, reissues and foreign counterparts thereof.


                           END ATTACHMENT A
                           ----------------